EXHIBIT 23(i)

                              Hunton & Williams
                         Riverfront Plaza, East Tower
                             951 East Byrd Street
                        Richmond, Virginia 23219-4074
                          Telephone  (804) 788-8200
                          Facsimile  (804) 788-8218



                                March 8, 1995


Virginia Electric and Power Company
Richmond, Virginia 23261

                     Virginia Electric and Power Company
                                  Form 10-K

Gentlemen:

        We consent to the incorporation by reference into the registration statements of Virginia Electric and Power Company on Form S-3 (File No. 33-44437, File No. 33-50423, and File No. 33-50425) of the statements, included in this Annual Report on Form 10-K, made in regard to our firm that relate to franchises, title to properties, limitations upon the issuance of bonds and preferred stock, rate, environmental and other regulatory matters, and litigation.

                                          Sincerely yours,


                                          HUNTON & WILLIAMS